Exhibit 1.2

MID-AMERICA APARTMENT COMMUNITIES, INC.

6,000,000 SHARES

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

August 26, 2010

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “Company”), and MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership, the sole general partner of which is the Company (the “Operating Partnership”), confirm their agreement (this “Agreement”) with Raymond James & Associates, Inc. (“Manager”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement and the Alternate Distribution Agreements (as defined in Section 20(a)), on the terms and subject to the conditions set forth herein and therein, it may issue and sell through the Manager or the Alternate Managers (as defined in Section 6(e) below), acting as agent and/or principal, up to an aggregate of 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and Manager shall have no obligation in connection with such compliance. The issuance and sale of Shares through Manager will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-159595), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The

Company will furnish to Manager, for use by Manager, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify Manager by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made (which in any event may not exceed five (5) Trading Days (as defined below)), any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Manager set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Manager unless and until (i) in accordance with the notice requirements set forth in Section 4, Manager declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to

Manager in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Manager will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Manager and Manager does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Manager.

(a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Manager, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Manager pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Manager (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. After consultation with the Company and subject to the terms of the Placement Notice, Manager may sell Placement Shares by any lawful method deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. After consultation with the Company and subject to the terms of the Placement Notice, Manager may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that Manager will be successful in selling Placement Shares, and (ii) Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, any Placement Shares and, by notice to the Manager given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Placement Shares, and the Manager shall not be obligated to offer or sell any Placement Shares, except as provided in Section 3(c) below, on and from the tenth day following the end of each quarter through and including the time that is 48 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be (the “Restricted Period”).

(c) If the Company wishes to offer, sell or deliver Placement Shares during the Restricted Period, the Company shall (i) prepare and deliver to the Manager (with a copy to counsel to the Manager) a Current Report on Form 8-K which shall publicly disclose its earnings, revenues or other results of operations (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, and obtain the consent of the Manager to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Manager with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 7(n), (o) and (p) hereof; respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of Section 3(b) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied through and including the time that is 48 hours after the time that the Company files the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 7 hereof.

(d) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, an “Alternative Placement”), it will notify the Managers (as defined in Section 6(e)) of the proposed terms of such Alternative Placement. If the Manager(s) wish to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager(s) and the Company will enter into a terms agreement setting forth the terms of such Alternative Placement. The terms set forth in a terms agreement will not be binding on the Company or the Manager(s) unless and until the Company and the Managers have each executed such terms agreement accepting all of the terms of such terms agreement. In the event of a conflict between the terms of this Agreement and the terms of a terms agreement, the terms of such terms agreement will control.

4. Suspension of Sales. The Company or Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other Party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Manager at which such Placement Shares were sold, after deduction for (i) Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Manager hereunder pursuant to Section 7(h) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Manager’s or its designee’s account (provided Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereof, it will (i) hold Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate Shares sold pursuant to this Agreement and the Alternate Distribution Agreements (as defined in Section 20 below) would exceed the lesser of (i) the amount available for offer and sale under the currently effective Registration Statement and (ii) the amount authorized from time to time to be issued and sold under this Agreement and the Alternate Distribution Agreements by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and communicated to Manager in writing (such lesser amount, the “Maximum Amount”). Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and communicated to Manager in writing. Further, under no circumstances shall the aggregate offering amount of Shares sold pursuant to this Agreement and the Alternate Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternate Distribution Agreements, exceed the Maximum Amount.

(d) One Manager on a Given Day. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through only one of the Managers on any single given day and the Company shall in no event request that Manager and either Alternate Manager sell Shares on the same day; provided, however, that the foregoing limitation shall not apply to (i) exercises of any option, warrant, right or any conversion privilege set forth in the instrument governing such security, (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (iii) sales under any dividend reinvestment plan, that the Company may adopt in accordance with Section 7(j), or (iv) sales under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock that the Company may adopt.

6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, Manager that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(n) below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Settlement Date and as of each Applicable Time (as defined in Section 20(a)) as the case may be:

(a) The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid or will pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on May 29, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(c) Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(d) The Company has delivered to Manager one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Manager has reasonably requested. The Prospectus delivered to Manager for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to Manager pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to Manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), or Cantor Fitzgerald & Co. (“Cantor”, together with Merrill Lynch, the “Alternate Managers,” and the Alternate Managers and Manager are collectively referred to as the “Managers”) furnished to the Company in writing by any Manager expressly for inclusion in any of the aforementioned documents.

(f) Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, and at each Representation Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus, as amended or supplemented, in reliance upon and in conformity with written information relating to the Managers furnished to the Company in writing by the Managers expressly for inclusion in any of the aforementioned documents.

(g) Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h) Each issuer free writing prospectus (as defined in Rule 433), as of its issue date and as of each Applicable Time did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by the Managers specifically for use therein.

(i) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. None of the Company’s outstanding shares of Common Stock or preferred stock (the “Preferred Stock”) were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other or similar rights; the capital stock (including the Shares) of the Company conforms to the description thereof contained in the Prospectus; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance. The certificates used by the Company to evidence the Common Stock or the Preferred Stock are in valid and sufficient form.

(j) Immediately after the transactions contemplated by this Agreement, all of the issued and outstanding Common Units (as defined below) will be validly issued, fully paid and nonassessable. Immediately after the transactions contemplated by this Agreement, none of the outstanding common units of limited partnership interest in the Operating Partnership (“Common Units”) or preferred units of limited partnership interest in the Operating Partnership (“Preferred Units”) has been or will be issued or is owned or held in violation of any preemptive right, right of first refusal or other similar right; and the outstanding Common Units and Preferred Units have been or will be offered, sold and issued by the Operating Partnership in compliance with applicable federal and state securities laws.

(k) Each of the Company and its subsidiaries is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company is the sole general partner of the Operating Partnership, and the Company owns a percentage interest in the Operating Partnership disclosed in the Prospectus. Except as described above, the Company or the Operating Partnership is the sole direct or indirect owner of all of the equity interests in each of the subsidiaries other than the Operating Partnership, Mid-America Multifamily Fund I, LLC and Mid-America Multifamily Fund II, LLC.

(l) The outstanding equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(m) Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which would individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or reasonably be expected to result in a Material Adverse Effect. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Securities Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors’ rights generally or by general equity principles. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or its subsidiaries under any of such contracts.

(n) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its Organizational Documents (as defined in Section 20 below), (B) to the Company’s knowledge any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would reasonably be expected to constitute such a default or event of default which would have a Material Adverse Effect.

(o) The Company and the Operating Partnership have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein and the Operating Partnership’s issuance of the Common Units to the Company. The Company’s and the Operating Partnership’s execution and delivery of this Agreement and the performance by the Company and the Operating Partnership of their obligations under this Agreement have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership, and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors’ rights generally or by general equity principles and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(p) The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, including all amendments thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(q) No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares, except such as may be required by the federal securities laws, the Exchange and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, all of which will be, or have been effected, in accordance with this Agreement.

(r) Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership nor the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s charter or bylaws, the Operating Partnership’s certificate of limited partnership or the Partnership Agreement, or any Existing Instrument to which the Company or any of its subsidiaries is a party or by which any of its or their properties may be bound, (ii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iii) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) No holder of any securities of the Company has rights to the registration of any securities of the Company or other similar rights as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(t) Ernst & Young LLP, who have audited the financial statements (including the related notes thereto and supporting schedules) incorporated by reference in the Registration Statement and the Prospectus, are and were, during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”); any other public accountants who have audited the financial statements incorporated by reference in the Registration Statement and the Prospectus, are and were, during the periods covered by their reports incorporated by reference in the Registration Statement and the Prospectus, independent registered public accountants as required by the Securities Act, the Exchange Act and the PCAOB.

(u) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; except as disclosed therein, such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and the other financial and statistical information and data set forth in the Registration Statement and Prospectus is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. The Company’s consolidated ratio of combined fixed charges and preferred stock distributions and consolidated ratio of earnings to fixed charges set forth in the Registration Statement and the Prospectus and Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(v) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction in each case that is not in the ordinary course of business and that could reasonably be expected to have a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance and could reasonably be expected to have a Material Adverse Effect, (iii) the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(w) The Shares to be sold under this Agreement have been approved for trading and listing on the Exchange, subject to official notice of issuance, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(x) The Company has not distributed and will not distribute, and has not authorized the Managers to distribute, any offering material in connection with the offering and sale of the Shares to be sold by the Managers, as principal or agent for the Company, other than the Prospectus and any Issuer Free Writing Prospectus (as defined in Rule 433) reviewed and consented to by the Managers or identified in Schedule 4 hereto. The common stock is currently listed on the Exchange under the trading symbol “MAA”.

(y) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under that Act.

(z) The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus (as amended or supplemented), all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On each Settlement Date, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(aa) Except as set forth in the Prospectus (as amended or supplemented), there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Prospectus that have not been disclosed as required. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Securities Act to be disclosed in the Prospectus that is not so disclosed.

(bb) None of the Company nor any of its subsidiaries is an “investment company”, a company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(cc) Except in each case such as would reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Prospectus or (ii) such as are not burdensome and do not have or will not adversely affect the Company’s or subsidiaries’ use of the property or the conduct of the business of the Company. All property (real and personal) leased by the Company and its subsidiaries is held under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not or will not adversely affect the use of the property or the conduct of the business of the Company.

(dd) The Company and its subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except for such permits, the absence of which , individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit and except where such revocation or termination would not reasonably be expected to have a Material Adverse Effect or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that would reasonably be expected to result in a Material Adverse Effect.

(ee) The Company and its subsidiaries have implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; and the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s and the Operating Partnership’s knowledge, neither the Company, the Operating Partnership nor any subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Operating Partnership or any of the subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnership or any of the subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(ff) Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(gg) The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

(hh) To the Company’s knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended December 31, 1994 through December 31, 2009, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2010 and in the future. The subsidiaries of the Company that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships.

(jj) The Company will use its best efforts to monitor the ownership of the Company’s capital stock to ensure that (i) the Limited Waiver of Excess Share Limitation (the “C&S Limited Waiver”), by and between the Company and Cohen & Steers Capital Management, Inc. (“Cohen & Steers”), dated January 2005, and (ii) the Limited Waiver of Excess Share Limitation (the “MS Limited Waiver”), by and between the Company and Morgan Stanley Investment Management Inc. (“Morgan Stanley”), dated March 22, 2007, will not cause the Company to fail to satisfy the requirements of section 856(a)(6) of the Code, including, without limitation, making periodic inquiries regarding the ownership of the capital stock of the Company by Cohen & Steers and Morgan Stanley and making periodic reviews of the ownership of the capital stock of the Company by other stockholders; the Company will, if necessary to prevent a violation of the requirements of section 856(a)(6) of the Code, promptly exercise the power in section 1(c) of the C&S Limited Waiver or Section 3 of the MS Limited Waiver to revoke the excess share limitation granted to Cohen & Steers pursuant to the C&S Limited Waiver and/or Morgan Stanley pursuant to the MS Limited Waiver.

(kk) The Company and its subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of their business, and none of the Company and its subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not had and would not reasonably be expected to have a Material Adverse Effect; there is no claim pending against the Company or any of its subsidiaries with respect to any Intellectual Property, and none of the Company and its subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party which would reasonably be expected to have a Material Adverse Effect.

(ll) Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity in an amount at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(mm) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(nn) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(oo) The Company and its subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(pp) Except with respect to the non-timely filings of reports pursuant to Section 16(a) of the Exchange Act by certain of the Company’s officers as described in the Company’s most recently filed Definitive Proxy Statement under the caption “Section 16(a) Beneficial Ownership Reporting Compliance,” there is and has been no failure on the part of the Company, the Operating Partnership and the subsidiaries and any of the officers and directors of the Company, the Operating Partnership and any of the subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(qq) The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act (and intends to comply with all applicable provisions that are not yet effective upon effectiveness).

(rr) Other than this Agreement and the Alternate Distribution Agreements, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Managers for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(ss) The Company acknowledges and agrees that the Managers have informed the Company that the Managers may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for their own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Managers may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Managers.

(tt) Any certificate signed by an officer of the Company and delivered to the Managers or to counsel for the Managers shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to the Managers as to the matters set forth therein.

(uu) The Company and the Operating Partnership acknowledge that the Managers and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Managers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

(vv) The Company has established, maintained, and evaluated “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are believed to be effective to perform the functions for which they were established. The Company’s auditors have been advised of (i) any significant deficiencies and material weaknesses known to management in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, known to management that involves management or other employees who have a role in the Company’s internal controls over financial reporting. Except as set forth in the Prospectus, since the date of the most recent evaluation of such disclosure controls or procedures, there have been no changes in the internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

7. Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with Manager that:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Manager promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Manager’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Manager’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Manager (provided, however, that the failure of Manager to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Manager’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Manager within a reasonable period of time before the filing and Manager has not reasonably objected thereto (provided, however, that the failure of Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Manager’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise Manager, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Manager under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Manager to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Manager under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Manager reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(f) Delivery of Registration Statement and Prospectus. The Company will furnish to Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Manager may from time to time reasonably request and, at Manager’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and make “generally available to its security holders” will have the meanings contained in Rule 158 under the Securities Act.

(h) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iv) the printing and delivery to Manager of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (vi) filing fees and expenses, if any, of the Commission and the Financial Industry Regulatory Authority (“FINRA”), Corporate Financing Department.

(i) Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus. The Company will effect the issuance to the Company by the Operating Partnership of a number of Common Units equal to the number of Shares sold pursuant to this Agreement upon the Company’s contribution to the Operating Partnership of the proceeds from the sale of the Shares.

(j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Manager notice as promptly as reasonably possible (but no later than one full Trading Day) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, except to the extent such issuance would exceed 20% of the Company’s then issued and outstanding Common Stock, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Manager in advance, and (iv) any Common Stock issuable upon the redemption of outstanding Common Units in accordance with the Operating Partnership Agreement.

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Manager pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Managers may reasonably request.

(m) [Intentionally Omitted.]

(n) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time (i) the Company files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act; (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act; (iv) the Company files a current report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; (v) the Company files an Earnings 8-K or (vi) the Manager reasonably requests (a “Request Date”) (each date of filing of one or more of the documents referred to in clauses (i) through (v) and each Request Date shall be a “Representation Date”); the Company shall furnish Manager with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Trading Days of any Representation Date if requested by Manager. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Manager with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or Manager sells any Placement Shares, the Company shall provide Manager with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice.

(o) Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to Manager a written opinion of Baker Donelson Bearman Caldwell & Berkowitz PC (“Company Counsel”), or other counsel satisfactory to Manager, in form and substance satisfactory to Manager and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(o)(1)(a) and Exhibit 7(o)(1)(b), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Manager with a letter to the effect that Manager may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Manager letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Legal Opinion of Manager’s Counsel. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, DLA Piper LLP (US), or other counsel satisfactory to Manager, shall deliver to Manager a written opinion satisfactory to Manager, dated the date that the opinion is required to be delivered.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than Manager; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, the Company will promptly notify the Managers and sales of Common Stock under the this Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Manager.

(s) Insurance. The Company and its subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(t) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u) REIT Treatment. The Company currently intends to continue to elect to qualify as a real estate investment trust under the Code and will use all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement.

(v) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Manager in its capacity as principal or agent hereunder, neither Manager nor the Company (including its agents and representatives, other than Manager in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Manager as principal or agent hereunder.

(y) Sarbanes-Oxley Act. The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principals, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and its subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or its subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(z) Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, equal to the Maximum Amount.

8. Conditions to Manager’s Obligations. The obligations of Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by Manager of a due diligence review satisfactory to Manager in its reasonable judgment, and to the continuing satisfaction (or waiver by Manager in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Manager shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Manager’s reasonable opinion is material, or omits to state a fact that in Manager’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or the Operating Partnership or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Manager (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinion. Manager shall have received the opinions of Company Counsel required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f) Comfort Letter. Manager shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(g) Representation Certificate. Manager shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h) No Suspension. Trading in the Shares shall not have been suspended on the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company and the Operating Partnership shall have furnished to Manager such appropriate further information, certificates and documents as Manager may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company and the Operating Partnership shall have furnished Manager with such conformed copies of such opinions, certificates, letters and other documents as Manager shall have reasonably requested.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit Manager to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless Manager, the directors, officers, partners, employees and agents of Manager and each person, if any, who (i) controls Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Manager (a “Manager Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Manager, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus approved by the Company in accordance with Section 7(v) hereof, or in any application or other document executed by or on behalf of the Company or the Operating

Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to Manager and furnished to the Company by Manager expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b) Manager Indemnification. Manager agrees to indemnify and hold harmless the Company, its directors, each officer of the Company that signed the Registration Statement, the Operating Partnership and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to Manager and furnished to the Company by Manager expressly for inclusion in any document as described in clause (x) of Section 9(a) or with respect to statements or omissions, or alleged untrue statements or omissions, made in any free writing prospectus used by Manager and not previously approved by the Company in accordance with Section 7(v) hereof.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel together with local counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or Manager, the Company and Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than Manager, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and Manager, on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and Manager on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Manager from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and Manager, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or Manager, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and Manager agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Manager shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Manager, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Manager, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Manager shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect has occurred, that, in the reasonable judgment of Manager, may materially impair the ability of Manager to sell the Placement Shares hereunder; (ii) the Company or the Operating Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(n), 7(o), or 7(p), Manager’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; (iii) any other condition of Manager’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(b) The Company and the Operating Partnership shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Manager shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Manager on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Manager, shall be delivered to Manager at Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, fax no. (727) 567-8058, Attention: John Critchlow, General Counsel, with copies to Brad Butcher, Investment Banking, at the same address, and DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, fax no. (212) 884-8466, Attention: Daniel I. Goldberg; or if sent to the Company or the Operating Partnership, shall be delivered to Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Memphis, TN 38138, fax no. (901) 682-6667, Attention: Leslie B.C. Wolfgang, with a copy to Baker Donelson Bearman Caldwell & Berkowitz PC, 165 Madison Avenue, Memphis, TN 38103, fax no. (901) 577-8228, Attention: Robert J. DelPriore. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and Manager and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Manager may assign its rights and obligations hereunder to an affiliate of Manager without obtaining the Company’s consent.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Manager. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company, the Operating Partnership and Manager each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company and the Operating Partnership jointly and severally acknowledge and agree that:

(a) Manager has been retained solely to act as underwriter in connection with the sale of the Shares that no fiduciary, advisory or agency relationship between the Company and Manager has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Manager has advised or is advising the Company on other matters;

(b) each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) each of the Company and the Operating Partnership has been advised that Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that Manager has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d) each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against Manager, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Manager shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a) “Alternate Distribution Agreements” means the Equity Distribution Agreements entered into between the Company and each Alternate Manager.

(b) “Applicable Time” means the time of each sale of any Shares or any securities pursuant to this Agreement.

(c) “GAAP” means United States generally accepted accounting principles.

(d) “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and Manager.

Very truly yours,

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Leslie Wolfgang
	Name:	Leslie Wolfgang
	Title:	Senior Vice President, Director of External Reporting and Corporate Secretary

MID-AMERICA APARTMENTS, L.P.

By:	Mid-America Apartment Communities, Inc.
its sole general partner

By:	/s/ Leslie Wolfgang
	Name:	Leslie Wolfgang
	Title:	Senior Vice President, Director of External Reporting and Corporate Secretary

ACCEPTED as of the date first-above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Controlled Equity Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between Mid-America Apartment Communities, Inc. (the “Company”), Mid-America Apartments, L.P. and Raymond James & Associates, Inc. (“Manager”) dated August 26, 2010 (the “Agreement”), I hereby request on behalf of the Company that Manager sell up to [    ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $             per share.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company and the Operating Partnership contained in the Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SCHEDULE 2

RAYMOND JAMES & ASSOCIATES, INC.

Vivek Seth	vivek.seth@raymondjames.com
Brad Butcher	brad.butcher@raymondjames.com
Douglas McDonald	douglas.mcdonald@raymondjames.com
John Critchlow	john.critchlow@raymondjames.com
Jeff Fordham	jeff.fordham@raymondjames.com
Kent Nelson	kent.nelson@raymondjames.com
Scott Cook	scott.cook@raymondjames.com

MID-AMERICA APARTMENT COMMUNITIES, INC.

Albert M. Campbell, III	Al.Campbell@maac.net
H. Eric Bolton	Eric.Bolton@maac.net
Leslie Wolfgang	Leslie.Wolfgang@maac.net

SCHEDULE 3

Compensation

Manager shall be paid compensation that will not exceed two percent (2%) on all gross proceeds from the sales of the Shares pursuant to this Agreement.

SCHEDULE 4

Free Writing Prospectus

Not Applicable.

Exhibit 7(n)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                                         , of MID-AMERICA APARTMENT COMMUNITIES, INC. (“Company”), a Tennessee corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Sales Agreement dated August 26, 2010 (the “Sales Agreement”) between the Company, Mid-America Apartments, L.P. (“Operating Partnership”) and Raymond James & Associates, Inc., that to the best of the knowledge of the undersigned.

(i) The representations and warranties of the Company and the Operating Partnership in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:

Exhibit 7(o)(1)(a)

MATTERS TO BE COVERED BY INITIAL OPINION OF

BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ PC

(i)	The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus and meets the requirements of Item 9 of Form S-3 under the Securities Act.

(ii)	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Tennessee Secretary of State. The Company has the corporate power to own, lease and operate its properties and conduct its business in all material respects as described under the headings “Item 1 Business” and “Item 2 Properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009

(iii)	The Company is duly qualified or registered to transact business in each jurisdiction set forth on Schedule 1 hereto. To the knowledge of such counsel, other than the Company’s interests in its subsidiaries disclosed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 or as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any limited liability company, partnership, joint venture or other association.

(iv)	The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Tennessee and is in good standing with the Tennessee Secretary of State. The Operating Partnership has the limited partnership power to own, lease and operate its properties and conduct its business in all material respects as described under the headings “Item 1 Business” and “Item 2 Properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Operating Partnership is duly qualified or registered to transact business in each jurisdiction set forth on Schedule 1 hereto.

(v)

The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby do not conflict with, or result in any breach of, or constitute a default under (nor constitute an event that with notice, lapse of time or both would constitute a breach of or default under), (i) any Organizational Document of the Company or any of its subsidiaries, (ii) any material contract or agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (each, a “Material Contract”); provided, however, that such counsel need express no opinion (a) as to whether the execution, delivery or performance of any contract, instrument or agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any person or entity or (b) with respect to any matter which requires mathematical calculation or any financial or accounting determination or (iii) to such counsel’s knowledge, any law, decree, judgment or order applicable to the Company (other than state and foreign securities or blue sky laws, as to which such counsel need express no opinion), except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, which individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect.

(vi)	Each of the Company and the Operating Partnership has the corporate or limited partnership power, as applicable, to execute and deliver this Agreement and, in the case of the Company, to issue, sell and deliver the Shares as contemplated in this Agreement. This Agreement has been duly authorized, executed and, so far as is known to such counsel, delivered by the Company and the Operating Partnership.

(vii)	No approval, authorization, consent or order of, or filing with, any federal or state governmental or regulatory commission, board, body, authority or agency is required under applicable law in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, by the Company or the Operating Partnership, other than such as have been obtained or made under the Securities Act or the Exchange Act and such approvals as have been obtained, subject to official notice of issuance, in connection with the listing of the Placement Shares on the Exchange, except such as may be required by the securities or Blue Sky laws of the various states or by FINRA, in connection with the offer and sale of the Placement Shares, as to which we express no opinion.

(viii)	The Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth therein, will be duly authorized, validly issued, fully paid and nonassessable.

(ix)	The issuance and sale of the Placement Shares by the Company is not subject to preemptive or other similar rights arising by operation of Tennessee law under the Organizational Documents of the Company or any of its subsidiaries or under any Material Contract.

(x)	To such counsel’s knowledge, except as otherwise described in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

(xi)

At the time the Registration Statement became effective (including each deemed effective date with respect to Manager pursuant to Rule 430B(f)(2)), the Registration Statement and, as of its date and the date of such opinion, the Prospectus (in each case, other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference in, or excluded from, the Registration Statement and the Prospectus, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act.

(xii)	Each document incorporated by reference in the Registration Statement or the Prospectus (in each case, other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference in, or excluded from, such document, as to which such counsel need express no opinion), when it was filed with the Commission, complied as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(xiii)	The statements under the caption “Description of Stock” in the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects as of the date of such statements.

(xiv)	To such counsel’s knowledge, there are no actions, suits or proceedings or inquiries or investigations, pending or threatened, against the Company or to which the Company’s assets (excluding the Company’s direct or indirect interests in its subsidiaries) are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency that are required to be described in the Prospectus or the documents incorporated therein by reference but are not so described.

(xv)	The Company is not an “investment company” required to register under the Investment Company Act of 1940, as amended, (the “1940 Act”) or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(xvi)	The Shares to be issued and sold by the Company pursuant to the Sales Agreement, are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Exchange.

(xvii)	Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(xviii)

The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (b) no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(xix)	The statements contained in the Prospectus under the caption “Certain Material U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent accountants at which the contents of the Registration Statement* and the Prospectus* and related matters were discussed, and although it does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except to the extent referred to in paragraphs (xiii) and (xix) of its opinion to the Manager dated the date hereof), on the basis of the foregoing, no facts have come to such counsel’s attention that have caused it to believe that the Registration Statement, at its effective date, including each deemed effective date with respect to Manager pursuant to Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel may state that it does not express any view as to the financial statements, schedules and other financial or statistical information derived from such financial statements or schedules included or incorporated by reference therein).

*	Note: “Registration Statement” and “Prospectus” are defined to include documents incorporated by reference therein.

Exhibit 7(o)(1)(b)

Matters to be covered by subsequent Company Counsel Opinions

(i)	The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and (b) no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

(ii)	At the time the Registration Statement became effective (including at each deemed effective date with respect to Manager pursuant to Rule 430B(f)(2)), the Registration Statement and, as of the date of the most recent Prospectus Supplement, the Prospectus (in each case, other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference in, or excluded from, the Registration Statement and the Prospectus, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act.

(iii)	Each document incorporated by reference in the Registration Statement or the Prospectus (in each case, other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference in, or excluded from, such document, as to which such counsel need express no opinion), when it was filed with the Commission, complied as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(iv)	Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent accountants at which the contents of the Registration Statement* and the Prospectus* and related matters were discussed, and although it does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused it to believe that the Registration Statement, at its effective date, including each deemed effective date with respect to Manager pursuant to Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, as of each Applicable Time and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel may state that it does not express any view as to the financial statements, schedules and other financial or statistical information derived from such financial statements or schedules included or incorporated by reference therein).

*	Note: “Registration Statement” and “Prospectus” will be defined to include documents incorporated by reference therein.